3Q 2007 Earnings

For Immediate Release

For more information, please contact:

David Oboyski
NIC
DIRECT (913) 754-7054
doboyski@nicusa.com

NIC operating income rises 23 percent
in third quarter

Same state portal revenues increase 19 percent

OLATHE, Kan. – November 7, 2007 – NIC Inc. (Nasdaq: EGOV) today announced net income of $3.8 million and earnings per share of six cents on total revenues of $21.6 million for the three months ended September 30, 2007.  Operating income was $4.4 million for the quarter, up 23 percent over third quarter 2006.  Third quarter results include a gain of $0.5 million on the sale of a minority investment and an income tax expense reduction of $0.5 million.  Absent these items, net income would have been $2.8 million, or four cents per share.  In third quarter 2006, the company reported net income of $2.5 million and earnings per share of four cents on total revenues of $18.0 million.

Quarterly portal revenues were a record $20.7 million, a 20 percent increase over third quarter 2006.  On a same-state basis, portal revenues grew 19 percent in the third quarter, compared to an eight percent increase in the year-ago quarter.  NIC’s business licensing, vehicle registration and hunting and fishing license services performed well in the third quarter, helping same-state, transaction-based revenues from non-driver record (non-DMV) applications rise 31 percent, up from 26 percent growth in the prior-year quarter.  DMV revenues grew 11 percent on a same-state basis in the third quarter, up from one percent growth during the same period last year.

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NIC 3Q 2007 Earnings/Page 2 of 9

“Non-DMV services continue to grow strongly,” said Jeff Fraser, chief executive officer of NIC.  “A key component of our strategic growth initiative is to increase revenues from non-DMV services, and this quarter’s numbers are a good indicator that we continue to meet this objective.”

In the third quarter, NIC’s portals launched 83 new non-DMV revenue-generating services.  The company also has an all-time high of 178 applications in the development pipeline.

Reflecting NIC’s ongoing investment in long-term growth, selling and administrative expenses rose to $5.2 million in the current quarter compared to $3.9 million in the third quarter of 2006.  As a percentage of portal revenue, selling and administrative expenses were 25 percent in the current quarter, up from 23 percent in the third quarter of 2006.

“We continue to see benefits from our strategic growth investments,” said Harry Herington, president of NIC.  “Our portals are exceeding our goals for non-DMV revenue, and the sales pipeline continues to develop according to our expectations.”

NIC estimates the cost of these initiatives will be $4 million to $5 million in 2007.

In the third quarter, NIC sold its 12 percent minority investment in e-Government Solutions Ltd., a private joint venture based in London, and recognized a gain of $0.5 million (one cent per share) on the cash proceeds from the sale.  Third-quarter results also reflect a change in the company’s uncertain tax positions that reduced income tax expense by $0.5 million (one cent per share).

NIC ended the third quarter with approximately $52.4 million in cash and investments, up $9.2 million from June 30, 2007.  As announced earlier this year, the company declared a $0.75 per-share special dividend in the first quarter that was paid to shareholders on February 20, 2007.  NIC paid the $46.7 million dividend from its short-term investments and cash reserves.

Operating Highlights

NIC announced last week that it finalized a contract with West Virginia to operate the state’s official Web site, WV.gov (http://www.wv.gov), for up to three years.  NIC will deploy the self-funded model for the enterprise portal.

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NIC 3Q 2007 Earnings/Page 3 of 9

In August, the company announced a new long-term contract with Rhode Island, extending a relationship that began in 2001.  The contract includes an initial three-year term with one two-year renewal option that can extend the contract through 2012.

NIC yesterday announced the election of Alexander C. Kemper to its board of directors.  Kemper founded Perfect Commerce, and he was formerly the chairman and CEO of UMB Bank N.A. and CEO of UMB Financial Corp., a Nasdaq-traded financial services company with assets of more than $8 billion.

The company also announced in August the promotion of Steve Kovzan to chief financial officer from vice president of finance and chief accounting officer.

“Steve has done a tremendous job making the transition into his new role” said Herington.  “Our finance and accounting functions have not skipped a beat, and he is quickly shaping the role to his particular strengths in investor relations and communications.”

Eight NIC partners were among the top 10 finalists in the Center for Digital Government’s 2007 Best of the Web competition, which the Center announced in September.  NIC partners also took home six Digital Government Achievement Awards, another part of the Center’s Best of the Web competition, which singles out specific sites and applications.

The Center also presented NIC with its Long Train Corporate Award, one of the inaugural Best Fit Integrator Awards, in September.  The program recognizes the performance of eGovernment information technology providers based on nominations from government partners.  NIC’s award distinguished the company as the best overall provider, and more than 25 percent of its partners submitted nominations.

2007 Outlook

For full-year 2007, the company projects: total revenues of $84.1 million to $84.7 million, portal revenues of $80.9 million to $81.4 million, software and services revenues of $3.2 million to $3.3 million, operating income between $13.8 million and $14.5 million and net income between $9.8 million and $10.3 million.

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NIC 3Q 2007 Earnings/Page 4 of 9

“Our updated projections reflect strong performance from our core portal operations in the first three quarters of the year, normal seasonality in the fourth quarter and a partial year of revenues and start-up costs from our new Arizona contract,” said Chief Financial Officer Steve Kovzan.  “Our projections also include a partial year of start-up costs from our new West Virginia contract.”

The company’s projections do not include any new, unsigned portal contracts.

Third-quarter Earnings Call and Webcast Details

Webcast Information
Date:	Wednesday, November 7, 2007
Time:	8:30 a.m. EST
URL:	http://www.nicusa.com/investor
(click on the Webcast link under “Third-quarter 2007 Earnings Announcement”)
Note:	Some users may need to refresh their browsers to view the Webcast information.
Audio Replay Information
Available starting:	Wednesday, November 7, 2007 11:00 a.m. EST
Available until:	Wednesday, November 14, 2007 11:59 p.m. EST
Dial-in number:	(800) 405-2236
Dial-in passcode:	11101245#
Webcast Replay Information
Available until:	February 6, 2008
URL:	http://www.nicusa.com/investor
(click on the Webcast link in the Recent Events section under “Third-quarter 2007 Earnings Announcement”)
Podcast Replay URL	http://www.nicusa.com/investor
(click on the podcast link in the Recent Events section under “Third-quarter 2007 Earnings Announcement”)

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NIC 3Q 2007 Earnings/Page 5 of 9

About NIC

NIC manages more eGovernment services than any provider in the world.  The company helps government communicate more effectively with citizens and businesses by putting essential services online.  NIC provides eGovernment solutions for 2,600 state and local agencies that serve more than 69 million people in the United States.  Additional information is available at http://www.nicusa.com.

The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements.  There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements.  These include, among others, the success of the company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2006 Annual Report on Form 10-K filed on March 15, 2007, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed on August 6, 2007, with the Securities and Exchange Commission.

(financial tables follow)

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NIC 3Q 2007 Earnings/Page 6 of 9

NIC Inc. FINANCIAL SUMMARY (UNAUDITED) thousands except per share amounts

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues:
Portal revenues	$20,699	$17,214	$61,177	$51,997
Software & services revenues	859	821	2,491	547
Total revenues	21,558	18,035	63,668	52,544
Operating expenses:
Cost of portal revenues, exclusive of
depreciation & amortization	10,844	9,478	31,718	26,685
Cost of software & services revenues, exclusive
of depreciation & amortization	479	565	1,442	3
Selling & administrative	5,207	3,916	15,772	10,904
Depreciation & amortization	632	501	1,744	1,531
Total operating expenses	17,162	14,460	50,676	39,123
Operating income	4,396	3,575	12,992	13,421
Other income (expense):
Interest income	362	666	1,260	1,544
Gain (loss) on affiliate investments	508	-	508	(97)
Other income (expense), net	-	(49)	-	(49)
Total other income (expense)	870	617	1,768	1,398
Income before income taxes	5,266	4,192	14,760	14,819
Income tax provision	1,476	1,733	5,472	6,191
Net income	$3,790	$2,459	$9,288	$8,628

Basic net income per share	$0.06	$0.04	$0.15	$0.14
Diluted net income per share	$0.06	$0.04	$0.15	$0.14

Weighted average shares outstanding:
Basic	61,905	61,536	61,776	61,353
Diluted	62,537	61,798	62,255	61,749

Key Financial Metrics:
Revenue growth - outsourced portals	20%	18%	18%	22%
Same state revenue growth - outsourced portals	19%	8%	16%	8%
Gross profit % - outsourced portals	48%	45%	48%	49%
Selling & administrative as a % of portal revenue	25%	23%	26%	21%
Recurring portal revenue percentage	94%	95%	94%	96%
Operating income margin as % of portal revenue	21%	21%	21%	26%

Portal Revenue Analysis:
DMV transaction-based	$11,171	$9,844	$33,906	$31,858
Non-DMV transaction based	7,128	5,438	20,409	16,997
Software development & portal management	2,400	1,932	6,862	3,142
Total	$20,699	$17,214	$61,177	$51,997

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NIC 3Q 2007 Earnings/Page 7 of 9
NIC Inc.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
thousands

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$40,412	$36,745
Marketable securities	12,000	45,008
Trade accounts receivable	30,873	28,729
Unbilled revenues	345	1,069
Deferred income taxes	5,887	5,290
Prepaid expenses & other current assets	1,922	1,645
Total current assets	91,439	118,486
Property and equipment, net	4,571	3,790
Deferred income taxes	12,695	17,434
Other assets	708	424
Total assets	$109,413	$140,134

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,663	$34,202
Accrued expenses	7,690	5,911
Application development contracts	392	513
Other current liabilities	190	255
Total current liabilities	44,935	40,881

Other long-term liabilities	730	-
	45,665	40,881

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, no par, 200,000 shares authorized
61,993 and 61,574 shares issued and
outstanding	-	-
Additional paid-in capital	165,485	210,210
Accumulated deficit	(101,569)	(110,789)
	63,916	99,421
Less treasury stock	(168)	(168)
Total shareholders' equity	63,748	99,253
Total liabilities and shareholders' equity	$109,413	$140,134

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NIC 3Q 2007 Earnings/Page 8 of 9

NIC INC.
SUMMARY OF CHANGES IN SHAREHOLDERS' EQUITY
(UNAUDITED)
thousands

			Additional
	Common Stock		Paid-in	Accumulated	Treasury
	Shares	Amount	Capital	Deficit	Stock	Total
Balance, January 1, 2007	61,574	$-	$210,210	$(110,789)	$(168)	$99,253
Cumulative effect of FIN 48	-	-	-	(68)	-	(68)
Net income	-	-	-	9,288	-	9,288
Cash dividends on common stock	-	-	(46,730)	-	-	(46,730)
Shares surrendered to pay
exercise price of stock options	(34)	-	(247)	-	-	(247)
Shares surrendered upon vesting
of restricted stock to satisfy
tax withholdings	(43)	-	(300)	-	-	(300)
Stock option exercises &
restricted stock vestings	443	-	1,053	-	-	1,053
Stock-based compensation	-	-	1,260	-	-	1,260
Issuance of common stock under
employee stock purchase plan	53	-	239	-	-	239
Balance, September 30, 2007	61,993	$-	$165,485	$(101,569)	$(168)	$63,748

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NIC 3Q 2007 Earnings/Page 9 of 9

NIC Inc.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$3,790	$2,459	$9,288	$8,628
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation & amortization	632	501	1,744	1,531
Stock-based compensation expense	396	477	1,260	829
Application development contracts	(41)	(49)	(121)	(704)
Deferred income taxes	1,787	1,533	5,193	5,603
(Gain) loss on affiliate investments	(508)	-	(508)	97
Loss on disposal of property and equipment	-	49	-	49
Impairment loss on property and equipment	164	-	164	-
Changes in operating assets and liabilities:
(Increase) in trade accounts receivable	(2,561)	(1,481)	(2,144)	(5,944)
Decrease in unbilled revenues	96	88	724	3,187
(Increase) decrease in prepaid expenses & other current assets	(445)	109	(277)	286
Decrease in other assets	-	2	2	11
Increase in accounts payable	6,483	2,475	2,461	5,553
Increase (decrease) in accrued expenses	383	561	1,480	(1,270)
Increase (decrease) in other current liabilities	(169)	102	(65)	33
Increase in other long-term liabilities	(511)	-	(389)	-
Net cash provided by operating activities	9,496	6,826	18,812	17,889

Cash flows from investing activities:
Purchases of property and equipment	(960)	(643)	(2,618)	(1,919)
Capitalized internal use software development costs	(177)	(68)	(358)	(151)
Purchases of marketable securities	(10,000)	(8,500)	(12,000)	(21,500)
Sales and maturities of marketable securities	-	-	45,008	-
Proceeds from sale of affiliate	508	-	508	-
Net cash provided by (used in) investing activities	(10,629)	(9,211)	30,540	(23,570)

Cash flows from financing activities:
Cash dividends on common stock	-	-	(46,730)	-
Proceeds from sale of treasury stock	-	-	-	65
Proceeds from employee common stock purchases	-	-	239	157
Proceeds from exercise of employee stock options	301	220	806	1,218
Net cash provided by (used in) financing activities	301	220	(45,685)	1,440

Net increase (decrease) in cash and cash equivalents	(832)	(2,165)	3,667	(4,241)
Cash and cash equivalents, beginning of period	41,244	34,826	36,745	36,902
Cash and cash equivalents, end of period	$40,412	$32,661	$40,412	$32,661